EXHIBIT 5.1

Opinion of
ALLEN MATKINS LECK GAMBLE & MALLORY LLP

ALLEN MATKINS LECK GAMBLE & MALLORY LLP
333 BUSH STREET, 17th FLOOR
SAN FRANCISCO, CALIFORNIA 94104
FAX (415) 837-1516
TELEPHONE (415) 837-1515

November 21, 2003

E-LOAN, INC.
6230 Stoneridge Mall Road
Pleasanton, CA 94588

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by ELOAN, Inc. (the “Company”) of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission on behalf of selling security holders covering the offering of 378,549 shares of the Company’s common stock (the “Shares”). The Shares were previously aquired by the selling security holders in private transactions.

        In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Restated Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents were due execution and delivery are a prerequisite to the effectiveness thereof.

        Our opinion is based on a review of the laws of the State of Delaware, including, but not limited to, the Constitution, all statutes and administrative and judicial decisions.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

        The Shares, when sold and issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable.

        This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent. Purchasers of the Shares are entitled to rely on this opinion.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours, Allen Matkins Leck Gamble & Mallory LLP